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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-55432, No. 333-61168 and No. 333-72730) and
Form S-8 (No. 333-61248, No. 333-54976, No. 333-52634, No. 333-47020 and
No. 333-92619) of SonicWALL, Inc. of our report dated December 17, 2001, relating to the financial statements of RedCreek Communications, Inc., which appears in the Current Report on Form 8-K/A of SonicWALL, Inc. dated October 25, 2001.


/s/ PricewaterhouseCoopers LLP

San Jose, California
January 7, 2002